Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of Can/Am Autosales, Inc. of our report dated March 11, 2003, on our audit of the financial statements of Can/Am Autosales, Inc., as of December 31, 2002, and for the period then ended.

                                                                              BATEMAN & CO., INC., P.C.

Houston, Texas

July 9, 2003